Exhibit 10.2

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Execution Version

This AMENDMENT NO. 1, dated as of March 27, 2018 (this Amendment), is made by and among SALLY HOLDINGS LLC, a Delaware limited liability company (the Company), SALLY CAPITAL INC., a Delaware corporation (Sally Capital and, together with the Company, each individually a Borrower and collectively the Borrowers), each of the LENDERS (as defined below) that is a signatory hereto, and JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, including any successor thereto, the Administrative Agent).

The Borrowers, Sally Beauty Holdings, Inc. and Sally Investment Holdings LLC, as parent guarantors, the lenders from time to time party thereto (the Lenders), JPMorgan Chase Bank, N.A. and Citizens Bank, N.A., as joint lead arrangers and joint bookrunners, and the Administrative Agent are party to that certain Credit Agreement, dated as of July 6, 2017 (as amended, supplemented and otherwise modified and in effect immediately prior to the effectiveness of the amendments contemplated hereby, the Credit Agreement).

The Borrowers have requested that the Lenders agree, and the Lenders party hereto have agreed (each such Lender, a Consenting Lender), to amend the Credit Agreement to, among other things, reduce the Applicable Rate with respect to the Term B-1 Loans, all on the terms and conditions of this Amendment.

The Borrowers have engaged JPMorgan Chase Bank, N.A. and/or its designated affiliates to act as joint lead arranger and joint bookrunner (in such capacities, the Lead Arranger) and Citizens Bank, N.A., as joint leader arranger and joint bookrunner, in respect of this Amendment, including with respect to the reallocation of the Term B-1 Loans pursuant to Section 2 of this Amendment.

The Administrative Agent, with the consent of the Required Lenders, is willing, on the terms and subject to the conditions set forth below, to amend the terms of the Credit Agreement as provided for herein.

Accordingly, the parties hereto agree as follows:

1.	DEFINITIONS

Terms used but not defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement, as amended hereby. In addition, as used herein, Amendment Effective Date means the first date on which each of the conditions to effectiveness set forth in Section 4 hereof shall have been satisfied (or waived).

2.	REPLACEMENT OF NON-CONSENTING LENDERS; REALLOCATION AMONG LENDERS
(a)	Pursuant to and in compliance with the terms of Section 2.17(b) of the

Credit Agreement, the Borrowers hereby require that each Lender that is a Non-Consenting Lender (as defined in the Credit Agreement) with respect

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to this Amendment, assign all of its rights and obligations under the Credit Agreement and the Loan Documents, including such Non-Consenting

Lender’s Loans and Commitments, to JPMorgan Chase Bank, N.A.

(b)

The Lead Arranger has prepared a schedule that sets forth the new allocated amounts with respect to the Term B-1 Lenders after giving effect to this Amendment. The Lead Arranger has notified each Term B-1 Lender of its allocated amount of Term B-1 Loans as of the Amendment Effective Date.

(c)

Subject to the satisfaction (or waiver) of the conditions to effectiveness specified in Section 4 hereof, but with effect on and as of the date hereof, and pursuant to Section 2.17(b) of the Credit Agreement and Section 9.06 of the Credit Agreement:

(i)

Each (x) Non-Consenting Lender and (y) Consenting Lender to
which the Lead Arranger has allocated Term B-1 Loans in an aggregate principal amount less than its Term B-1 Loans held immediately prior to the Amendment Effective Date (all such Term B-1 Loans held by such Non-Consenting Lender under clause (x) and such amount of Term B-1 Loans held by such Consenting Lender not reallocated to such Consenting Lender, in each case, Reallocated Loans, and each Lender under clause (x) and (y), an Assignor Lender) hereby assigns all or such portion of its rights and obligations under the Credit Agreement and Loan Documents, including such Assignor Lender’s Reallocated Loans to JPMorgan Chase Bank, N.A.; and

(ii)

JPMorgan Chase Bank, N.A. (at the direction of the Lead
Arranger) shall assign Reallocated Loans to (x) each Additional Lender (as defined below) and (y) each Consenting Lender to which the Lead Arranger has allocated Reallocated Loans (each such Lender, an Assignee Lender), in each case in the amount allocated to such Assignee Lender by the Lead Arranger, such that, after giving effect to Section 2 of this Amendment on the Amendment Effective Date, and the assignments described herein, the amount of Term B-1 Loans held by each Assignee Lender shall be the amounts allocated thereto by the Lead Arranger.

Upon the effectiveness of this Section 2, this Amendment shall be deemed to be the execution and delivery by (i) the applicable Non-Consenting Lender, (ii) the Borrowers, (iii) the Administrative Agent and (iv) the applicable Additional Lender or Consenting Lender (as applicable), of an Assignment and Assumption Agreement with respect to each assignment effected under this Section 2, and the terms and conditions of the Assignment and Assumption Agreement set forth in

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Exhibit C to the Credit Agreement shall apply to each Assignor Lender and each Assignee Lender as “Assignor” and “Assignee”, respectively, thereunder.

3. REPRICING AMENDMENT

Subject to the satisfaction (or waiver) of the conditions to effectiveness specified in Section 4 hereof, but with effect on and as of the date hereof, the Credit Agreement is hereby amended as follows:

(a)	Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order (and, where applicable, replacing in their entirety the definitions of such terms therein):

Adjusted LIBO Rate means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate; provided that the Adjusted LIBO Rate shall at no time be less than zero.

Alternate Base Rate means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus 1/2 of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.11 hereof, then the Alternate Base Rate shall be the greater of clause (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

Applicable Rate means a percentage per annum equal to (a) with respect to any Term B-1 Loan, 2.25% in the case of any Eurodollar Loan and 1.25% in the case of any ABR Loan and (b) with respect to any Term B-2 Loan, 4.50%.

First Amendment means that certain Amendment No. 1 to Credit Agreement dated March 27, 2018 among the Borrowers, the Lenders party thereto and the Administrative Agent.

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First Amendment Effective Date has the meaning given to “Amendment Effective Date” in the First Amendment.

(b)	Section 2.11 of the Credit Agreement is hereby amended and restated in its entirety as follows:

Alternate Rate of Interest. (a) If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(i)

the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including, without limitation, because the LIBO Screen Rate is not available or published on a current basis), for the applicable currency and such Interest Period; or

(ii)

the Administrative Agent is advised by the Required Lenders (or, in the case of a Eurodollar Loan, the Lender that is required to make such Loan) that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective, (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and (C) any request by the Borrower for a Eurodollar Borrowing shall be ineffective; provided that (x) if the circumstances giving rise to such notice do not affect all the Lenders, then requests by the Borrower for Eurodollar Borrowings may be made to Lenders that are not affected thereby and (y) if the circumstances giving rise to such notice affect only one Type of Borrowings, then the other Type of Borrowings shall be permitted.

(b)If at any time the Administrative Agent determines (whichdetermination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause

(a)(i) have not arisen but the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate). Notwithstanding anything to the contrary in Section 9.06 of the Credit Agreement, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (b)(ii), only to the extent the LIBO Screen Rate for the applicable currency and such Interest Period is not available or published at such time on a current basis), any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective. If any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing and any request by the Borrower for a Eurodollar Borrowing shall be ineffective; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

(c)Section 2.12(b) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)

If any Repricing Transaction occurs with respect to Term B-1 Loans prior to the date occurring six months after the First Amendment Effective Date, the Borrowers agree to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term B-1 Loans that are either prepaid, refinanced, substituted, replaced or otherwise subjected to a repricing reduction in connection with such Repricing Transaction (including each Lender that withholds its consent to such Repricing Transaction and is replaced as a Non-Consenting Lender under 2.17), a fee in an amount equal to 1.0% of (x) in the case of a Repricing Transaction of the type described in clause (a) of the definition thereof, the aggregate principal amount of all Term B-1 Loans prepaid, refinanced, substituted or replaced (or converted) in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction described in clause (b) of the definition thereof, the aggregate principal amount of all Term B-1 Loans outstanding on such date that are subject to an effective pricing reduction pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

4. CONDITIONS TO EFFECTIVENESS

The transactions set forth in Section 2 hereof and the amendments to the Credit Agreement set forth in Section 3 hereof shall be consummated and become effective, as of the date hereof, upon the satisfaction (or waiver) of each of the following conditions to effectiveness:

(a)

Amendment No. 1. The Administrative Agent shall have received this
Amendment, duly executed and delivered by the (i) Borrowers, (ii) the Administrative Agent, (iii) Lenders constituting the Required Lenders and (iv) each Term B-1 Lender (determined after giving effect to the assignments set forth in Section 2 of this Amendment).

(b)

Conditions to Replacement of Non-Consenting Lenders and the
Assignments. Each of the conditions to the replacement of each Non-Consenting Lender pursuant to Section 2.17(b) and Section 9.06 of the Credit Agreement (each as amended by this Amendment) shall be satisfied and the Administrative Agent shall have received, for the account of each Assignor Lender, an amount equal to the then-outstanding principal amount (calculated at “par”) plus all accrued but unpaid interest and fees with respect to the Reallocated Loans of such Assignor Lender.

(c)

Fees. The Administrative Agent (on behalf of itself, and on behalf of the
Lenders and the Lead Arranger) shall have received all fees and other amounts due and payable to the Administrative Agent, the Lead Arranger and the Lenders on or prior to the Amendment Effective Date, including (without duplication of any amounts paid to the Administrative Agent under Section 9.06(b)(ii)(B) of the Credit Agreement, or to the Lead Arranger and the Administrative Agent under the terms of that certain Engagement Letter, dated as of March 27, 2018 or the Fee Letter referred to therein, made by and between the Borrowers and the Lead Arranger) all reasonable out-of-pocket expenses of the Administrative Agent, the Lead Arranger and the Lenders (including the reasonable and documented fees, charges and disbursements of Freshfields Bruckhaus Deringer US LLP, sole counsel to the Administrative Agent and the Lead Arranger for this Amendment) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment.

Representations and Warranties. Each of the representations and warranties made by the Borrowers in Section 5 hereof shall, to the extent already qualified by materiality, be true and correct in all respects, and, if not so already qualified, be true and correct in all material respects, as of the Amendment Effective Date with the same force and effect as if made on and as of the Amendment Effective Date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date), and the Administrative Agent shall have received a certificate of a senior officer of each Borrower to that effect, dated the Amendment Effective Date, in a form reasonably acceptable to the Administrative Agent.

(e)

Confirmation of Guaranty and Security. The Administrative Agent shall receive a certificate in form reasonably acceptable to it confirming that all Obligations under the Guaranty to which any of the Loan Parties is a party, including, but not limited to, the Obligations relating to the Term B1 Loans under the Credit Agreement shall (i) remain in full force and effect notwithstanding the designation of any new document as a Loan Document or any additions, amendments, novation, substitution, or supplements of or to the Loan Documents and the imposition of any amended, new or more onerous obligations under the Loan Documents in relation to any Loan Party and (ii) extend to all new obligations assumed by any Loan Party under any amended or new Loan Documents as a result of this Amendment (including, but not limited to, under the Credit Agreement), subject to applicable limitations set out in such Guaranty and the relevant Loan Documents.

5. REPRESENTATIONS AND WARRANTIES

The Borrowers represent and warrant to the Lenders and the Administrative Agent as of the date hereof that:

(a)

this Amendment has been duly and validly executed and delivered by each of the Borrowers and constitutes each Borrower's legal, valid and binding obligation, enforceable against each Borrower in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general principles of general equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

(b)

after giving effect to this Amendment, (i) no Default shall have occurred and be continuing and (ii) the representations and warranties made by the Loan Parties in Section 4 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

It shall be an Event of Default for all purposes of the Credit Agreement, as amended hereby, if any representation, warranty or certification made by the Borrowers in this Amendment shall prove to have been false or misleading as of the time made or furnished in any material respect.

6.ADDITIONAL LENDERS

Each Lender party hereto which is not a Lender under the Credit Agreement prior to giving effect to this Amendment (each, an Additional Lender) (i) confirms that it has received a copy of the Credit Agreement and the other Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment; (ii) agrees that it will, independently and without reliance upon the Lead Arranger, the Administrative Agent or any other Lender or Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (iv) agrees that it has complied with Section 9.06 of the Credit Agreement and, on the Amendment Effective Date, has become a “Lender” under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder. The identity of each Additional Lender shall be reasonably satisfactory to the Borrowers.

7.DOCUMENTS OTHERWISE UNCHANGED

Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect, and each reference to the Credit Agreement and words of similar import in the Credit Agreement, as amended by this Amendment, and in the Notes, any other Loan Documents and any other documents to which a Loan Party is a party shall be a reference to the Credit Agreement as amended by this Amendment and as the same may be further amended, supplemented and otherwise modified and in effect from time to time. Each of the Administrative Agent and each Borrower acknowledges and agrees that (i) this Amendment is a Loan Document pursuant to the definition thereof in the Credit Agreement and (ii) after the Amendment Effective Date, each reference in each Loan Document to which it is a party to the Original Credit Agreement shall be deemed to be a reference to the Credit Agreement.

8.COUNTERPARTS

This Amendment may be executed and delivered in counterparts (including by facsimile or any other electronic transmission), each of which shall be identical and all of which,

when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

9.BINDING EFFECT

This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

10.GOVERNING LAW

THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND THIS AMENDMENT AND ALL MATTERS ARISING OUT OF OR RELATING IN ANY WAY WHATSOEVER TO THIS AMENDMENT (WHETHER IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT IF THE LAWS OF ANY JURISDICTION OTHER THAN NEW YORK SHALL GOVERN IN REGARD TO THE VALIDITY, PERFECTION OR EFFECT OF PERFECTION OF ANY LIEN OR IN REGARD TO PROCEDURAL MATTERS AFFECTING ENFORCEMENT OF ANY LIENS IN COLLATERAL, SUCH LAWS OF SUCH OTHER JURISDICTIONS SHALL CONTINUE TO APPLY TO THAT EXTENT.

11.SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)	EACH PARTY TO THIS AMENDMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY:
(i)

SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL
ACTION OR PROCEEDING RELATING TO THIS AMENDMENT, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE EXCLUSIVE GENERAL JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, THE COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; and

(ii)

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS, AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(b) EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11(b).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

SALLY HOLDINGS LLC

By:/s/ Donald T. Grimes

Name: Donald T. Grimes

Title: SVP, CFO & COO

[SIGNATURE PAGE TO AMENDMENT NO.1]

SALLY CAPITAL INC.

By:    /s/ Donald T. Grimes

Name: Donald T. Grimes

Title: SVP, CFO & COO

[SIGNATURE PAGE TO AMENDMENT NO.1]

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

By:/s/ Maria Riaz

Name: Maria Riaz

Title: Vice President

JPMORGAN CHASE BANK, N.A.,

as assignee and assignor lender under Section 2 above

By:/s/ Maria Riaz

Name: Maria Riaz

Title: Vice President

[SIGNATURE PAGE TO AMENDMENT NO.1] 1]1]

Lender signature pages on file with the Administrative Agent